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                                                                    Exhibit 23.1



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement and related prospectus pertaining to the registration of 1,829,800 shares of common stock (Form S-3 No. 333-77311) and the Registration Statements pertaining to the Steven Myers and Associates 1997 Stock Option Plan (Form S-8, No. 333-50887), the Emergent Information Technologies, Inc. Amended 1997 Stock Option Plan (Form S-8, Nos. 333-40614 and 333-84107), the Emergent Information Technologies, Inc. Amended and Restated Employee Stock Purchase Plan (Form S-8, Nos. 333-51174, 333-62412, 333-84111), the SM&A Amended and Restated Employee Stock Purchase Plan (Form S-8, No. 333-99411) and the 1995 Space Applications Corporation Non Qualified Stock Option Plan (Form S-8, No. 333-84109) of our report dated February 12, 2003, with respect to the consolidated financial statements and schedule of SM&A included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                        /s/ Ernst & Young LLP

Orange County, California
March 4, 2003